Exhibit 1.1

DISTRIBUTION AGREEMENT

September 10, 2015

[Name of Agent]

[Address]

Ladies and Gentlemen:

DCT Industrial Trust Inc., a Maryland corporation (the “Company”), and DCT Industrial Operating Partnership LP, a Delaware limited partnership and the Company’s operating partnership subsidiary (the “Operating Partnership”), confirm their agreements with [Name of Agent], as agent and/or principal under any Terms Agreement (as defined in Section 1(a) below), with respect to the issuance and sale from time to time by the Company, in the manner and subject to the terms and conditions described below (this “Agreement”), of 5,000,000 shares (the “Shares”) of common stock, $0.01 par value per share (the “Common Stock”), of the Company (the “Maximum Amount”) on the terms set forth in Section 1 of this Agreement. The Shares are described in the Prospectus referred to below.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-206859) (the “registration statement”) for the registration of the Shares and other securities of the Company under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”). As used herein, “Registration Statement” means, at any given time, such registration statement, and each additional registration statement (each, an “additional registration statement”) filed by the Company for the purpose of registering the Shares to be sold pursuant to this Agreement, as amended at the time of such registration statement’s and additional registration statement’s, if any, effectiveness for purposes of Section 11 of the Securities Act, as such section applies to [Name of Agent], including (1) all documents filed as a part thereof or incorporated, or deemed to be incorporated, by reference therein as of such time and (2) any information contained or incorporated by reference in a prospectus relating to the offering of the Shares filed with the Commission pursuant to Rule 424(b) under the Securities Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Securities Act, to be part of the registration statement or additional registration statement, if any, as of such time. “Basic Prospectus” means, at any given time, the prospectus included in the Registration Statement upon its effectiveness, including the documents incorporated by reference therein as of such given time; “Prospectus Supplement” means the most recent prospectus supplement relating to the offering of the Shares, to be filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act on or before the second business day after the date of its first use in connection with a public offering or sale of Shares pursuant hereto (or such earlier time as may be required under the Securities Act), in the form furnished by the Company to [Name of Agent] in connection with the offering of the Shares; “Prospectus” means the Prospectus Supplement (and any additional prospectus supplement prepared in accordance with the provisions of Sections 4(b) or 4(h) of this Agreement and filed in accordance with the provisions of Rule 424(b)) together with the Basic Prospectus attached to or used with the Prospectus Supplement; and “Permitted Free Writing Prospectuses”

has the meaning set forth in Section 3(b). Any reference herein to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall, unless otherwise stated, be deemed to refer to and include the documents, if any, incorporated, or deemed to be incorporated, by reference therein (the “Incorporated Documents”). Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall, unless stated otherwise, be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) on or after the initial effective date of the Registration Statement or the date of the Basic Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference.

The Company and the Operating Partnership also have entered into separate distribution agreements (the “Separate Distribution Agreements”), as of the date hereof, with [                    ] (the “Separate Agents”). The Company and the Operating Partnership may also in the future enter into additional distribution agreements (if any, the “Additional Distribution Agreement” and together with the Separate Distribution Agreements, the “Alternative Distribution Agreements” and each, an “Alternative Distribution Agreement”) with one or more additional agents (if any, the “Additional Agent” and together with the Separate Agents, the “Alternative Agents”, and each, an Alternative Agent, and the Alternative Agents together with [Name of Agent], the “Agents”). The aggregate number of Shares that may be sold pursuant to this Agreement, any Terms Agreement (as defined in Section 1(a) below), the Alternative Distribution Agreements and any Alternative Terms Agreement (as defined in Section 1(a) below) shall not exceed the Maximum Amount. This Agreement and the Alternative Distribution Agreements are sometimes hereinafter referred to as the “Distribution Agreements.” The Company and [Name of Agent] agree as follows:

1. Issuance and Sale.

(a)

Upon the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, on any NYSE Business Day (as defined below) selected by the Company, the Company and [Name of Agent] shall enter into an agreement in accordance with Section 2 hereof regarding the number of Shares to be placed by [Name of Agent] and the manner in which and other terms upon which such placement is to occur (each such transaction being referred to as an “Agency Transaction”). The Company may also offer to sell the Shares directly to [Name of Agent], as principal, in which event such parties shall enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Exhibit A hereto, relating to such sale in accordance with Section 2(g) of this Agreement (each such transaction being referred to as a “Principal Transaction”). Whenever the Company determines to sell the Shares directly to an Alternative Agent as principal pursuant to an Alternative Distribution Agreement, it may enter into a separate agreement (each, an “Alternative Terms Agreement”) in substantially the form of Exhibit A to such Alternative Distribution Agreement. As used herein, (i) the “Term” shall be the period commencing on the date hereof and ending on the earliest of (x) the date on which the number of Shares issued and sold pursuant to the Distribution Agreements, any Terms Agreements and any Alternative Terms Agreements is equal to the Maximum Amount and (y) any termination of this Agreement pursuant to Section 8, (ii) an “NYSE Business Day” means any day during the Term that is a trading day for the NYSE other than a day on which trading on the NYSE is scheduled to close prior to its regular weekday closing time, and (iii) “NYSE” means the New York Stock Exchange.

(b)	Subject to the terms and conditions set forth below, the Company appoints [Name of Agent] as agent in connection with the offer and sale of Shares in any Agency Transactions entered into hereunder. [Name of Agent] shall use commercially reasonable efforts to sell such Shares in accordance with the terms and conditions hereof and of the applicable Transaction Notice (as defined in Section 2(a) below). Neither the Company nor [Name of Agent] shall have any obligation to enter into an Agency Transaction. The Company shall be obligated to issue and sell through the Agents, and the Agents shall be obligated to use commercially reasonable efforts, as provided herein and in the applicable Transaction Notice, to place Shares issued by the Company only if and when a Transaction Notice related to such an Agency Transaction has been delivered by [Name of Agent] and accepted by the Company as provided in Section 2 below.

(c)	[Name of Agent], as agent in any Agency Transaction, hereby covenants and agrees not to make any sales of the Shares on behalf of the Company, pursuant to this Agreement, other than (i) by means of ordinary brokers’ transactions between members of the NYSE that qualify for delivery of a Prospectus in accordance with Rule 153 under the Securities Act and meet the definition of an “at the market offering” under Rule 415(a)(4) under the Securities Act (such transactions are hereinafter referred to as “At the Market Offerings”) and (ii) such other sales of the Shares on behalf of the Company in its capacity as agent of the Company as shall be agreed by the Company and [Name of Agent] in writing.

(d)	[Name of Agent] shall confirm in writing to the Company the number of Shares sold on any NYSE Business Day, the related Gross Sales Price (as defined in Section 2(b) below) and, if Shares are to be sold in an Agency Transaction in an At the Market Offering, the related Net Sales Price (as defined in Section 2(b) below) promptly after the close of trading on such NYSE Business Day but in any event no later than the opening of trading on the immediately following NYSE Business Day.

(e)	If the Company shall default on its obligation to deliver Shares to [Name of Agent] pursuant to the terms of any Agency Transaction or Terms Agreement, the Company shall (i) indemnify and hold [Name of Agent] and its successors and assigns harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) notwithstanding any such default, pay to [Name of Agent] the commission to which it would otherwise be entitled in connection with such sale in accordance with Section 2(b) below.

(f)	The Company acknowledges and agrees that (i) there can be no assurance that [Name of Agent] will be successful in selling the Shares, (ii) [Name of Agent] shall incur no liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason other than a failure by [Name of Agent] to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares in accordance with the terms of this Agreement, and (iii) [Name of Agent] shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement, except as may otherwise be specifically agreed by [Name of Agent] and the Company in a Terms Agreement.

2. Transaction Notices and Terms Agreements.

(a)	The Company may, from time to time during the Term, propose to [Name of Agent], orally or by email, that such parties enter into an Agency Transaction to be executed on a specified NYSE Business Day or over a specified period of NYSE Business Days. If [Name of Agent] agrees to the terms of such proposed Agency Transaction or if the Company and [Name of Agent] mutually agree to modified terms for such proposed Agency Transaction, then [Name of Agent] shall promptly send to the Company by the means set forth under Section 10 hereof a notice, substantially in the form of Exhibit B hereto (each, a “Transaction Notice”), confirming the agreed terms of such proposed Agency Transaction. If the Company wishes such proposed Agency Transaction to become a binding agreement between it and [Name of Agent], the Company shall promptly indicate its acceptance thereof by countersigning and returning such Transaction Notice to [Name of Agent] by the means set forth under Section 10 hereof, or by sending an email confirming acceptance of such Transaction Notice and, as promptly as possible thereafter, a written acceptance of such Transaction Notice to [Name of Agent], by the means set forth under Section 10 hereof. The terms reflected in a Transaction Notice shall become binding on [Name of Agent] and the Company only if accepted by the Company no later than the times specified in such Transaction Notice. Each Transaction Notice shall specify, among other things, the following:

(i) the NYSE Business Day(s) on which the Shares subject to such Agency Transaction are intended to be sold (each, a “Purchase Date”);

(ii) the maximum number of Shares that the Company intends to sell (the “Specified Number of Shares”) on, or over the course of, such Purchase Date(s); provided that the number of Shares sold on each such Purchase Date shall be no more than 25% of the average daily trading volume in the Common Stock for the thirty (30) business days preceding the date of delivery of the Transaction Notice (as communicated to the Company by [Name of Agent]) or as otherwise agreed between the Company and [Name of Agent];

(iii) the commission to be paid by the Company to [Name of Agent] for the sale of Shares pursuant to the Transaction Notice; and

(iv) the lowest price, if any, at which the Company is willing to sell Shares on each such Purchase Date or a formula pursuant to which such lowest price shall be determined (each, a “Floor Price”).

A Transaction Notice shall not set forth a Specified Number of Shares that, when added to the aggregate number of Shares previously purchased and to be purchased pursuant to pending Transaction Notices (if any) hereunder, any Terms Agreement, any Alternative Distribution Agreement and any Alternative Terms Agreement, results in a total number of Shares exceeding the Maximum Amount. Provided that [Name of Agent] confirms to the Company the number of Shares sold in accordance with Section 1(d) above, the Company shall have responsibility for maintaining records with respect to the aggregate dollar amount of Shares sold, or for otherwise monitoring the availability of Shares for sale under the Registration Statement. In the event that more than one Transaction Notice with respect to any Purchase Date(s) is accepted by the Company, the latest executed Transaction Notice shall govern any sales of Shares for the relevant Purchase Date(s), except to the extent of any action occurring pursuant to a prior accepted Transaction Notice and prior to the acceptance of such latest Transaction Notice. The Company or [Name of Agent] may, upon notice to the other party hereto by telephone (confirmed promptly by e-mail or facsimile), suspend the offering of the Shares for any reason; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice. Notwithstanding the foregoing, if the terms of any Agency Transaction contemplate that Shares shall be sold on more than one Purchase Date, then the Company and [Name of Agent] shall mutually agree to such additional terms and conditions as they deem reasonably necessary in respect of such multiple Purchase Dates, and such additional terms and conditions shall be set forth in the relevant Transaction Notice and be binding to the same extent as any other terms contained therein.

References herein to this Agreement shall, unless the context otherwise requires, include all Transaction Notices.

(b)	The Purchase Date in respect of the Shares deliverable pursuant to any Transaction Notice shall be set forth in the Transaction Notice. Except as otherwise agreed between the Company and [Name of Agent], [Name of Agent]’s commission for the sale of Shares pursuant to a Transaction Notice shall be the rate set forth in such Transaction Notice, which shall not be more than 2% of the actual sales price of the Shares (the “Gross Sales Price”) sold pursuant to this Agreement; provided, however, that such commission shall not apply when [Name of Agent] acts as principal, in which case such commission shall be set forth in the applicable Terms Agreement. The Gross Sales Price less [Name of Agent]’s commission is referred to herein at the “Net Sales Price.”

(c)	Payment of the Net Sales Price for Shares sold by the Company on any Purchase Date pursuant to a Transaction Notice shall be made to the Company by federal funds wire transfer to the account of the Company, the details of which are set forth on Schedule I hereto, against delivery of such Shares to [Name of Agent]’s account, or an account of [Name of Agent]’s designee, at The Depository Trust Company through its Deposit and Withdrawal at Custodian System (“DWAC”) or by such other means of delivery as may be agreed to by the Company and [Name of Agent]. Such payment and delivery shall be made at or about 10:00 a.m. (New York City time), on the third NYSE Business Day (or such other day agreed to by the Company and [Name of Agent]) following each Purchase Date (each, an “Agency Settlement Date”); provided, however, that in no event shall the Company be obligated to deliver Shares to [Name of Agent] unless the Company shall have received the payment of the Net Sales Price for Shares sold on any Purchase Date prior to or simultaneously with the delivery of such Shares. If the Company fails for any reason to make timely delivery of such Shares after receiving payment for such Shares, the Company shall indemnify [Name of Agent] and its successors and assigns and hold them harmless from and against any loss, damage, expense, liability or claim that [Name of Agent] may incur as a result of such failure.

(d)	If, as provided in the related Transaction Notice, a Floor Price has been agreed to by the parties with respect to a Purchase Date, and [Name of Agent] thereafter determines and notifies the Company that the Gross Sales Price for such Agency Transaction would not be at least equal to such Floor Price, then the Company shall not be obligated to issue and sell through [Name of Agent], and [Name of Agent] shall not be obligated to place, the Shares proposed to be sold pursuant to such Agency Transaction on such Purchase Date, unless the Company otherwise agrees in writing.

(e)	Under no circumstances shall the number of Shares sold pursuant to this Agreement, any Alternative Distribution Agreement, any Terms Agreements and any Alternative Terms Agreement exceed the Maximum Amount.

(f)	If either party hereto has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Shares, it shall promptly notify the other party and sales of the Shares under this Agreement, any Transaction Notice or any Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party. On or prior to the delivery of a prospectus that is required (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with the offering or sale of the Shares, [Name of Agent] shall calculate the average daily trading volume (as defined under “ADTV” by Rule 100 of Regulation M under the Exchange Act) of the Common Stock based on market data provided by Bloomberg L.P. or such other sources as agreed upon by [Name of Agent] and the Company.

(g)

(i) If the Company wishes to issue and sell the Shares pursuant to this Agreement but other than as set forth in Section 2(a) of this Agreement, it will notify [Name of Agent] of the proposed terms of the Principal Transaction. If [Name of Agent], acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, the Company and [Name of Agent] shall enter into a Terms Agreement setting forth the terms of such Principal Transaction.

(ii) The terms set forth in a Terms Agreement shall not be binding on the Company or [Name of Agent] unless and until the Company and [Name of Agent] have each executed such Terms Agreement accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement shall control.

(h)	Each sale of the Shares to [Name of Agent] in a Principal Transaction shall be made in accordance with the terms of this Agreement and a Terms Agreement, which shall provide for the sale of such Shares to, and the purchase thereof by, [Name of Agent]. A Terms Agreement may also specify certain provisions relating to the reoffering of such Shares by [Name of Agent]. The commitment of [Name of Agent] to purchase the Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements of the Company herein contained and shall be subject to the terms and conditions herein set forth. Any such Terms Agreement shall specify the number of the Shares to be purchased by [Name of Agent] pursuant thereto, the price to be paid to the Company for such Shares, any provisions relating to rights of, and default by, underwriters acting together with [Name of Agent] in the reoffering of the Shares, and the time and date (each such time and date being referred to herein as a “Principal Settlement Date”; and, together with any Agency Settlement Date, a “Settlement Date”) and place of delivery of and payment for such Shares. The compensation in a Principal Transaction will be as agreed to by the parties in connection with such Principal Transaction.

(i)

Upon request from time to time, the Company shall provide [Name of Agent] with a copy of its policy on insider trading and advise [Name of Agent] in writing of any changes thereto. The Company represents and warrants that the insider trading policy does not apply to the Company or [Name of Agent]. Without the prior written consent of each of the Company and [Name of Agent], the Company shall not request the sale of any Shares that would be sold, and [Name of Agent] need not make any sale of Shares, (i) during any period in which the Company is in possession of material non-public information, or (ii) during the period beginning on the earlier of (A) the 15th business day after the end of each fiscal year or fiscal quarter of the Company and (B) the 14th day prior to the Earnings Announcement (as defined below), and ending on the earlier of (A) the time that is 24 hours after the Company’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q for such fiscal year or quarter, as applicable, is filed with the Commission (each, a “Filing Time”) or (B) in the event that the Company files (not just furnishes) a Current Report on Form 8-K (each, an “Earnings 8-K”) that includes substantially the same financial and related information as was set forth in a press release containing, or public announcement of, its earnings, revenues or other results of operations for such fiscal year or fiscal quarter (each, an “Earnings Announcement”), other than any earnings projections, similar forward-looking data and officers’ quotations, in form and substance reasonably satisfactory to [Name of Agent] the later of (x) 24 hours after the Company has issued such Earnings Announcement or (y) the time at which the Company has filed such Earnings 8-K.

(j)	If the Company wishes to offer, sell or deliver Shares at any time after filing an Earnings 8-K for a fiscal year or quarter, but prior to the Filing Time for such fiscal year or quarter, then, prior to requesting the sale of any Shares under this Agreement, the Company shall (i) provide [Name of Agent] with a customary chief financial officer’s certificate in form and substance reasonably satisfactory to [Name of Agent] and the officers’ certificate, accountants’ letter and opinions and letters of counsel called for by Sections (5)(a)(i) through (iv) hereof and (ii) afford [Name of Agent] the opportunity to conduct a due diligence review in accordance with Section 6(g) hereof. For purposes of clarity, the parties hereto agree that the delivery of any chief financial officer’s certificate, officers’ certificate, accountants’ letter and opinions and letters of counsel pursuant to this Section 2(j) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, accountants’ letters and legal opinions and letters as provided in Section 6 hereof.

(k)	The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sales of Shares or any other equity security of the Company by the Company shall only be effected by or through only one of the Agents on any single given day (subject to the exceptions set forth in Section 4(n) below), and the Company shall in no event request that [Name of Agent] and any Alternative Agent sell Shares on the same day; provided, however, that the foregoing limitation shall only apply with respect to an Agency Transaction.

3. Representations, Warranties and Agreements of the Company. Each of the Company and the Operating Partnership, jointly and severally, represents and warrants to, and agrees with, [Name of Agent], on and as of (i) the date hereof, (ii) each date on which the Company and [Name of Agent] agree upon a Transaction Notice (a “Time of Acceptance”) or executes and delivers a Terms Agreement, (iii) each Time of Sale (as defined below), (iv) each Settlement Date and (v) each Bring-Down Delivery Date (as defined in Section 6(b)) (each such date listed in (i) through (v), a “Representation Date”), as follows:

(a)

There is no order preventing or suspending the use of the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, and, to the knowledge of the Company, no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Shares pursuant to the Distribution Agreements has been initiated or threatened by the Commission; no notice of objection of the Commission to the use of such

Registration Statement pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company; the Registration Statement complied when it initially became effective, complies as of the date hereof and, as then amended or supplemented, as of each Representation Date (other than the date hereof) will comply, in all material respects, with the requirements of the Securities Act; the conditions to the use of Form S-3 in connection with the offering and sale of the Shares as contemplated hereby have been satisfied; the Registration Statement meets, and the offering and sale of the Shares as contemplated hereby complies with, the requirements of Rule 415 under the Securities Act (including, without limitation, Rule 415(a)(5)); the Prospectus complied or will comply, at the time it was or will be filed with the Commission, and will comply, as then amended or supplemented, as of each Representation Date (other than the date hereof), in all material respects, with the requirements of the Securities Act; the Registration Statement did not, as of the time of its initial effectiveness, and does not or will not, as then amended or supplemented, as of each Representation Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; as of each Representation Date (other than the date hereof), the Prospectus, as then amended or supplemented, together with all of the then issued Permitted Free Writing Prospectuses, if any, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statement or omission in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus in reliance upon and in conformity with information concerning any Agent and furnished in writing by or on behalf of any Agent expressly for use in the Registration Statement, the Prospectus or such Permitted Free Writing Prospectus (it being understood that such information consists solely of the information specified in Section 9(b)). As used herein, “Time of Sale” means (i) with respect to each offering of Shares pursuant to this Agreement, the time of [Name of Agent]’s initial entry into contracts with investors for the sale of such Shares and (ii) with respect to each offering of Shares pursuant to any relevant Terms Agreement, the time of sale of such Shares.

(b)

Prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any of the Shares by means of any “prospectus” (within the meaning of the Securities Act) or used any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Shares, in each case other than the Basic Prospectus. The Company represents and agrees that, unless it obtains the prior consent of [Name of Agent] (which consent will not be unreasonably withheld, conditioned or delayed) until the termination of this Agreement, it has not made and will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act) or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) other than any Permitted Free Writing Prospectus made pursuant to this Agreement or any Terms Agreement.

Any such free writing prospectus relating to the Shares consented to by the Company and [Name of Agent] is hereinafter referred to as a “Permitted Free Writing Prospectus,” and for purposes of the representations and warranties set forth in this Section 3, “Permitted Free Writing Prospectus” shall mean such free writing prospectus as further supplemented or amended by any later Permitted Free Writing Prospectus, Prospectus or Incorporated Document. The Company represents that it has complied and will comply in all material respects with the requirements of Rule 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. The conditions set forth in one or more of subclauses (i) through (iv), inclusive, of Rule 433(b)(1) under the Securities Act are satisfied, and the Registration Statement relating to the offering of the Shares contemplated hereby, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433 or Rule 431 under the Securities Act, satisfies the requirements of Section 10 of the Securities Act; the Company is not disqualified, by reason of Rule 164(f) or (g) under the Securities Act, from using, in connection with the offer and sale of the Shares, “free writing prospectuses” (as defined in Rule 405 under the Securities Act) pursuant to Rules 164 and 433 under the Securities Act; the Company is not an “ineligible issuer” (as defined in Rule 405 under the Securities Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Securities Act with respect to the offering of the Shares contemplated by the Registration Statement.

(c)	The Incorporated Documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d)	The accountants who certified the financial statements and supporting schedules included in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus are independent public accountants as required by the Securities Act.

(e)

The historical financial statements of the Company and its consolidated subsidiaries included in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; the historical statements of revenues and certain expenses of the properties or portfolios of properties included in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of such properties or portfolios of properties for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The supporting schedules, if any, present fairly in all material respects in accordance with required regulations, including GAAP to the extent applicable, the information required to be stated therein, except as may be expressly stated in the related notes thereto. The selected historical financial data and the summary historical financial information included in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement, except as may be expressly stated therein. All disclosures contained in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(f)	Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein or in any Permitted Free Writing Prospectus, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for regular quarterly distributions on the Common Stock in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(g)

The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus and to enter into and perform its obligations under this Agreement and, as the sole general partner of the Operating Partnership, to cause the Operating Partnership to enter into and perform the Operating Partnership’s obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(h)	The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware with full power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus and to enter into and perform its obligations under this Agreement, and is duly qualified as a foreign limited partnership to transact business and is in good standing under the laws of each jurisdiction which requires such qualification except where the failure to be so qualified or to be in good standing would not result in a Material Adverse Effect. The Company is the sole general partner of the Operating Partnership. As of the date given in the Prospectus, the aggregate percentage interest of the Company in the Operating Partnership will be as set forth in the Prospectus.

(i)

Each Subsidiary (as defined below) has been duly organized and is validly existing as a corporation or other business entity in good standing under the laws of the jurisdiction of its organization, except where the failure to be in good standing would not result in a Material Adverse Effect, has power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement and the Prospectus or any Permitted Free Writing Prospectus and except as a result of unregistered issuances and transfer that would not be required to be disclosed pursuant to the Exchange Act, the Securities Act or any regulation promulgated thereunder (assuming, solely for purposes of equity interests in the Operating Partnership, that such securities were equity securities of the Company), all of the issued and outstanding capital stock or other ownership interests of each such Subsidiary has been duly authorized and validly issued, is (as applicable) fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except for such security interests, mortgages, pledges, liens, encumbrances, claims or equities which would not individually or in the aggregate reasonably be expected to materially affect the ownership of such Subsidiary by the Company, directly or through subsidiaries; none of the outstanding shares of capital stock or other ownership interests of any Subsidiary was issued in violation of the preemptive or similar rights of any security holder of such Subsidiary. “Subsidiary” means each direct and indirect consolidated subsidiary of the Company, including, without limitation, the Operating Partnership.

(j)	(i) The authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement and the Prospectus (except for subsequent issuances, if any, pursuant to (A) this Agreement, (B) reservations, agreements, employee benefit plans or dividend reinvestment or stock purchase plans referred to in the Registration Statement and the Prospectus or any Permitted Free Writing Prospectus, (C) the exercise, redemption or exchange of convertible or exchangeable securities, options or warrants referred to in the Registration Statement and the Prospectus or any Permitted Free Writing Prospectus, including common units of limited partnership interest in the Operating Partnership (“OP Units”) or LTIP units of limited partnership interest in the Operating Partnership (“LTIP Units”), (D) disclosed in any Free Writing Prospectus or (E) unregistered issuances not required to be disclosed pursuant to the Exchange Act, the Securities Act or any regulation promulgated thereunder. The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any security holder of the Company.

(ii) All issued and outstanding OP Units have been duly authorized and validly issued and have been offered and sold or exchanged in compliance in all material respects with all applicable laws (including, without limitation, federal or state securities laws) and not in violation of the preemptive or other similar rights of any security holder of the Operating Partnership or any other person or entity. Except (A) as set forth in the Registration Statement and the Prospectus or any Permitted Free Writing Prospectus, (B) for subsequent unregistered issuances that would not be required to be disclosed pursuant to the Exchange Act, the Securities Act or any regulation promulgated thereunder, assuming such securities were equity securities of the Company, (C) as set forth in the Amended and Restated Operating Agreement of Stirling Capital Investments, LLC, dated as of October 4, 2006, (D) for LTIP Units convertible into OP Units pursuant to the terms of the Amended and Restated Limited Partnership Agreement of the Operating Partnership, as amended (the “LP Agreement”), (E) for securities convertible into or exchangeable for OP Units and outstanding options, rights (preemptive or otherwise) and warrants to purchase or subscribe for OP Units issued to the Company in connection with the Company’s issuance of securities convertible into or exchangeable for shares of Common Stock and outstanding options, rights (preemptive or otherwise) and warrants to purchase or subscribe for shares of Common Stock, (F) for subsequent issuances pursuant to reservations, agreements, employee benefit plans or dividend reinvestment or stock purchase plans referred to in the Registration Statement and the Prospectus or any Permitted Free Writing Prospectus, and (G) for subsequent issuances pursuant to the exercise, redemption or exchange of convertible or exchangeable securities, options or warrants referred to in the Registration Statement and the Prospectus or any Permitted Free Writing Prospectus, there are no outstanding OP Units or securities convertible into or exchangeable for any OP Units and no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for OP Units or other securities of the Operating Partnership. The terms of the OP Units conform in all material respects to statements and descriptions related thereto contained in the Registration Statement and the Prospectus or any Permitted Free Writing Prospectus.

(k)	The Company has full right, power and authority to execute and deliver this Agreement and any Terms Agreement and to perform its obligations hereunder or thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and any Terms Agreement and the consummation by it of the transactions contemplated hereby and thereby has been duly and validly taken (or, in the case of any Terms Agreement, such action will have been duly and validly authorized). In addition, (A) the LP Agreement has been duly and validly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or affecting creditors’ rights and general principles of equity and except as rights to indemnity and contribution thereunder may be limited by applicable law or policies underlying such law; (B) each of the limited liability operating agreements, partnership agreements, stockholders’ agreements or similar agreements entered into between the Company, the Operating Partnership and/or a Subsidiary and a third-party (the “Joint Venture Agreements”) has been duly and validly authorized, executed and delivered by the Company, the Operating Partnership and/or Subsidiary, as applicable, and is a valid and binding agreement of the Company, the Operating Partnership and/or Subsidiary, enforceable against the Company, the Operating Partnership and/or Subsidiary in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or affecting creditors’ rights and general principles of equity and except as rights to indemnity and contribution thereunder may be limited by applicable law or policies underlying such law; and (C) none of the Company, the Operating Partnership or any Subsidiary is in default under any of the Joint Venture Agreements nor, to the knowledge of the Company, is any third-party that is a party to any Joint Venture Agreement in default under any of the Joint Venture Agreements, except, in the case of (C), as is set forth in the Registration Statement and the Prospectus or any Permitted Free Writing Prospectus or as would not result in a Material Adverse Effect.

(l)

The Shares to be issued and sold by the Company hereunder or under any Terms Agreement have been duly authorized by the Company and, when issued and delivered and paid for as provided herein or in any Terms Agreement, will be duly and validly issued and fully paid and non-assessable; the Common Stock conforms, in all material respects, to all statements relating thereto contained in the Registration Statement and the Prospectus or any Permitted Free Writing Prospectus, and such description conforms, in all material respects, to the rights set forth in the instruments defining the same; no holder of the Shares will be subject to personal liability by reason of being such a holder; and the issuance of the Shares is not subject to the preemptive or other similar rights of any security holder of the Company.

(m)	Neither the Company nor any of its subsidiaries is in violation of its charter, by-laws or similar organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject (collectively, “Agreements and Instruments”) except as is set forth in the Registration Statement and the Prospectus or any Permitted Free Writing Prospectus or for such violations or defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance by the Company of this Agreement or any Terms Agreement, the issuance and sale of the Shares, the compliance by the Company with the terms hereof or of any Terms Agreement and the consummation of the transactions contemplated hereby or by any Terms Agreement have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of (i) the charter, by-laws or similar organizational documents of the Company or any Subsidiary or (ii) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their assets, properties or operations. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary.

(n)	Except as is set forth in the Registration Statement and the Prospectus or any Permitted Free Writing Prospectus, no labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any Subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.

(o)	Except as is set forth in the Registration Statement and the Prospectus or any Permitted Free Writing Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any Subsidiary, which is required to be disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, or which might result in a Material Adverse Effect, or which might materially and adversely affect the properties or assets thereof, on an aggregate basis, or the consummation of the transactions contemplated in this Agreement or the performance by the Company or the Operating Partnership of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any Subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not result in a Material Adverse Effect.

(p)	There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required; and the statements in the Prospectus under the headings “Description of Common Stock,” “Certain Provisions of the Maryland General Corporation Law and Our Charter and Bylaws” and “Federal Income Tax Considerations,” as updated from time to time by the Company on the Company’s annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar form, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings in all material respects.

(q)	Except as is set forth in the Registration Statement and the Prospectus or any Permitted Free Writing Prospectus or as would not result in a Material Adverse Effect, the Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(r)	Neither the Company, the Operating Partnership, nor any affiliate of the Company or the Operating Partnership has taken, nor will the Company, the Operating Partnership, or any affiliate take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company or the Operating Partnership to facilitate the sale or resale of the Shares.

(s)	No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by each of the Company and the Operating Partnership of its obligations under this Agreement or any Terms Agreement, the issuance or sale of the Shares or the consummation of the transactions contemplated hereby or by any Terms Agreement, except such as have been already obtained or as may be required under the Securities Act, the Exchange Act, state securities laws or by the Financial Industry Regulatory Authority, Inc.

(t)	Neither the Company nor the Operating Partnership has sold or issued any securities that would be integrated with the offering of the Shares pursuant to the Securities Act or the interpretations thereof by the Commission.

(u)	Except as is set forth in the Registration Statement and the Prospectus or any Permitted Free Writing Prospectus, the Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(v)

(i) The Operating Partnership, directly or indirectly, or any joint venture entity in which any of the Company or the Operating Partnership, directly or indirectly, owns an interest, as the case may be, has good and marketable title fee or leasehold, as the case may be, to each of the interests in the properties and the other assets described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus as being directly or indirectly owned by the Operating Partnership or the applicable joint venture entity, respectively, (the “Properties”), in each case free and clear of all liens, encumbrances, claims, security interests and defects, other than those referred to in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus or those which would not have a Material Adverse Effect; (ii) all liens, charges, encumbrances, claims or restrictions on or affecting any of the Properties and the assets of the Company, Operating Partnership, Subsidiaries or joint venture entities which are required to be disclosed in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus are disclosed therein; (iii) except as otherwise described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, none of the Company, Operating Partnership, Subsidiaries or joint venture entities or any tenant of any of the Properties is in default under (A) any space leases (as lessor or lessee, as the case may be) relating to the Properties, (B) any of the mortgages or other security documents or other agreements encumbering or otherwise recorded against the Properties, or (C) any ground lease, sublease or operating sublease relating to any of the Properties, and neither the Company nor the Operating Partnership knows of any event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such documents or agreements except with respect to (A), (B) and (C) immediately above any such default that would not have a Material Adverse Effect; (iv) no tenant under any of the leases at the Properties has a right of first refusal or option to purchase the premises demised under such lease, other than those referred to in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, except for rights or options that would not have a Material Adverse Effect if exercised; (v) to the knowledge of the Company and the Operating Partnership, each of the Properties complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except for such failures to comply that would not have a Material Adverse Effect; (vi) neither the Company nor the Operating Partnership has knowledge of any pending or threatened condemnation proceedings, zoning change or other proceeding or action that will in any material manner affect the size of, use of, improvements on, construction on or access to the Properties; (vii) except as set forth in the Registration Statement and the Prospectus or any Permitted Free Writing Prospectus, the mortgages and deeds of trust which encumber the Properties are not convertible into equity securities of the entity owning such Property and said mortgages and deeds of trust are not cross-defaulted or cross-collateralized with any property other than other Properties; and (viii) except as set forth in the Registration Statement and the Prospectus or any Permitted Free Writing Prospectus, the Company, the Operating Partnership or a Subsidiary, as applicable, has obtained title insurance on the fee or leasehold interests, as the case may be, in each of the Properties, in an amount at least equal to the greater of (x) the mortgage indebtedness of each such Property or (y) the purchase price of each such Property.

(w)	Except as set forth in the Registration Statement and the Prospectus or any Permitted Free Writing Prospectus or as would not reasonably be expected to result in a Material Adverse Effect, the Company and its subsidiaries have good and marketable title to all personal property owned by them, free and clear of all encumbrances and defects, and all personal property held under lease by the Company or any Subsidiary are held by it under valid, subsisting and enforceable leases.

(x)	Neither the Company nor the Operating Partnership is required, and after giving effect to the offering and sale of the Shares and the application of the net proceeds thereof as described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(y)	(i) Except as described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) to the knowledge of the Company, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws. Except as otherwise set forth in the Registration Statement and the Prospectus or any Permitted Free Writing Prospectus, and except as would not individually or in the aggregate reasonably be expected to materially affect the value of such Property or interfere in any material respect with the use made and proposed to be made of such Property by the Company or any Subsidiary, to the knowledge of the Company and the Operating Partnership, there have been no and are no (1) aboveground or underground storage tanks; (2) polychlorinated biphenyls (“PCBs”) or PCB-containing equipment; (3) asbestos or asbestos containing materials; (4) lead based paints; (5) mold or other airborne contaminants; or (6) dry-cleaning facilities in, on, under, or about any Property owned by the Company, the Operating Partnership or their subsidiaries.

(ii) In the ordinary course of their business, the Company and its subsidiaries periodically review the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company and its subsidiaries have reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus.

(iii) None of the environmental consultants which prepared environmental and asbestos inspection reports with respect to any of the Properties was employed for such purpose on a contingent basis or has any substantial interest in the Company or any of its Subsidiaries or any joint venture entities, and none of them nor any of their directors, officers or employees is connected with the Company or any of its Subsidiaries as a promoter, selling agent, voting trustee, director, officer or employee.

(z)	Except as disclosed in the Registration Statement and Prospectus or any Permitted Free Writing Prospectus, or as set forth in the Amended and Restated Limited Partnership Agreement of the Operating Partnership, dated October 10, 2006, as amended, and the contribution agreement between Pauls Rollins Road, LLC and the Operating Partnership, dated July 22, 2011, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company or the Operating Partnership under the Securities Act.

(aa)	The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement and the Prospectus or any Permitted Free Writing Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(bb)	The Company and its consolidated subsidiaries employ disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(cc)	Except as described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, with respect to stock options or other equity incentive grants (collectively, “Awards”) granted subsequent to the adoption of the Sarbanes-Oxley Act on July 31, 2002 pursuant to the equity-based compensation plans of either of the Company, the Operating Partnership and their Subsidiaries (the “Equity Plans”), (i) each such grant was made in accordance with the material terms of the Equity Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, and (ii) each such grant has been properly accounted for in all material respects in accordance with generally accepted accounting principles in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission to the extent required to be disclosed.

(dd)	Each “pension plan” (within the meaning of Section 3(2) of ERISA) maintained by the Company or any of its subsidiaries which is intended to be qualified under Section 401(a) of the United States Internal Revenue Code, as amended (the “Code”), has received a favorable determination or opinion letter from the Internal Revenue Service that such plan is so qualified. Each “employee benefit plan” (within the meaning of Section 3(3) of ERISA) established or maintained by the Company and/or one or more of its subsidiaries is in compliance with the currently applicable provisions of ERISA except for such failures to comply that would not individually or in the aggregate reasonably be expected to result in a Material Adverse Effect.

(ee)	There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(ff)	The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Securities Act, and the Company is not the subject of a pending proceeding under Section 8A of the Securities Act in connection with the offering of the Shares.

(gg)	Commencing with its taxable year ending December 31, 2003, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Code, and its proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code. Each direct and indirect subsidiary of the Company has at all times and will qualify as a REIT, a “taxable REIT subsidiary” within the meaning of Section 856(i) of the Code, or a partnership or disregarded entity (rather than an association or partnership taxable as a corporation) within the meaning of Section 7701 of the Code and all applicable regulations under the Code (including a “Qualified REIT Subsidiary” within the meaning of Section 856(i) of the Code). For purposes of the foregoing sentence, the term “subsidiary” shall only include an entity in which the Company directly or indirectly owns more than 10% of the voting power or value of such entity’s outstanding equity interests.

(hh)	All United States federal income tax returns of the Company and its subsidiaries required by law to be filed have been timely filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments for taxes that are being contested in good faith and as to which adequate reserves have been provided. The Company and its subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate as determined under GAAP to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect.

(ii)	The Company and its subsidiaries carry or are entitled to the benefits of insurance (other than title insurance, the amount of which is covered by Section 3(v) above), with financially sound and reputable insurers, in such amounts as is commercially reasonable for the value of the properties owned by the Company and its subsidiaries and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business in the same or similar industry, and all such insurance is in full force and effect. The Company has no reason to believe that it or any Subsidiary will not be able (i) to renew, if desired, its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect. Neither the Company nor any Subsidiary has been denied any insurance coverage which it has sought or for which it has applied, unless such denial would not result in a Material Adverse Effect.

(jj)	No Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends or distributions to the Company, from making any other distribution on such Subsidiary’s capital stock or equity interests, from repaying to the Company any loans or advances to such Subsidiary from the Company, except as described in or contemplated by the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus or as would not have a Material Adverse Effect.

(kk)	Any statistical and market-related data included in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus are based on or derived from sources that the Company believes to be reliable and accurate.

(ll)	No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, or stockholders of the Company on the other hand, which is required to be described in the Registration Statement or the Prospectus and which is not so described.

(mm)	Other than this Agreement, there are no contracts, agreements or understandings between either the Company or the Operating Partnership and any person that would give rise to a valid claim against either the Company or the Operating Partnership or the Agents for a brokerage commission, finder’s fee or other like payment in connection with the offering and sale of the Shares.

(nn)	Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), other than any actions by an agent, affiliate or other person acting on behalf of the Company or any of its subsidiaries that is not a director, officer or employee of the Company or any of its subsidiaries, that would not result in a Material Adverse Effect, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company and the Operating Partnership, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith, other than any failure to do so by an affiliate of the Company that would not result in a Material Adverse Effect.

(oo)

Except as would not reasonably be expected to result in a Material Adverse Effect, the operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(pp)	Neither the Company nor any Subsidiary nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(qq)	The Company is not an “ineligible issuer” and is a “well-known seasoned issuer,” in each case as defined under the Securities Act and at the times specified in the Securities Act in connection with the offering of the Shares. The Company has paid the registration fee for this offering pursuant to Rule 456(b)(1) under the Securities Act or will pay such fee within the time period required by such rule.

Any certificate signed by any officer of the Company or any subsidiary delivered to [Name of Agent] or to counsel to [Name of Agent] pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company and the Operating Partnership to [Name of Agent] as to the matters covered thereby.

4. Certain Covenants of the Company and the Operating Partnership. The Company and the Operating Partnership, jointly and severally, hereby agree with [Name of Agent] as follows:

(a)	For so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with the offering or sale of the Shares, before using or filing any Permitted Free Writing Prospectus and before amending or supplementing the Registration Statement or the Prospectus (in each case, other than due to the filing of an Incorporated Document or an amendment or supplement relating solely to the issuance or offering of securities other than the Shares), (i) to furnish to [Name of Agent] a copy of each such proposed Permitted Free Writing Prospectus, amendment or supplement within a reasonable period of time before filing any such amendment or supplement with the Commission, and (ii) that the Company shall not use or file any such Permitted Free Writing Prospectus or file any such proposed amendment or supplement to which [Name of Agent] reasonably objects, unless the Company’s legal counsel has advised the Company that filing such document is required by law.

(b)	To prepare a Prospectus Supplement, with respect to any Shares sold by the Company pursuant to this Agreement in a form previously approved by [Name of Agent] and to file such Prospectus Supplement pursuant to Rule 424(b) under the Securities Act (and within the time periods required by Rule 424(b) and Rules 430A, 430B or 430C under the Securities Act); to file any Permitted Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; to provide copies of the Prospectus and such Prospectus Supplement and each Permitted Free Writing Prospectus (to the extent not previously delivered or filed on the Commission’s Electronic Data Gathering, Analysis and Retrieval system or any successor system thereto (collectively, “EDGAR”)) to [Name of Agent] via e-mail in “.pdf” format on such filing date to an e-mail account designated by [Name of Agent]; and, at [Name of Agent]’s request, to furnish copies of the Prospectus and such Prospectus Supplement to each exchange or market on which sales were effected as may be required by the rules or regulations of such exchange or market.

(c)	To timely file all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with the offering or sale of the Shares, and during such same period to advise [Name of Agent], promptly after the Company receives notice thereof, (i) of the time when any amendment to the Registration Statement has been filed or has become effective or any supplement to the Prospectus, any Permitted Free Writing Prospectus or any amended Prospectus has been filed with the Commission (in each case, other than due to the filing of an Incorporated Document or an amendment or supplement relating solely to the issuance or offering of securities other than the Shares), (ii) of the issuance by the Commission of any stop order or any order preventing or suspending the use of any prospectus relating to the Shares or the initiation or threatening of any proceeding for that purpose, pursuant to Section 8A of the Securities Act, (iii) of any objection by the Commission to the use of Form S-3ASR by the Company pursuant to Rule 401(g)(2) under the Securities Act, (iv) of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, (v) of any request by the Commission for the amendment of the Registration Statement or the amendment or supplementation of the Prospectus or for additional information, (vi) of the occurrence of any event as a result of which the Prospectus or any Permitted Free Writing Prospectus as then amended or supplemented includes any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus or any such Permitted Free Writing Prospectus is delivered to a purchaser, not misleading and (vii) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto.

(d)	In the event of the issuance of any such stop order or of any such order preventing or suspending the use of any such prospectus or suspending any such qualification, or of any notice of objection pursuant to Rule 401(g)(2) under the Securities Act, to use promptly its commercially reasonable efforts to obtain its withdrawal.

(e)	To furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states as [Name of Agent] may reasonably designate and to maintain such qualifications in effect so long as required for the distribution of the Shares; provided that the Company shall not be required to qualify as a foreign corporation, become a dealer of securities, or become subject to taxation in, or to consent to the service of process under the laws of, any such state (except service of process with respect to the offering and sale of the Shares); and to promptly advise [Name of Agent] of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose.

(f)	To make available to [Name of Agent] at its offices in New York City, without charge, as soon as reasonably practicable after the Registration Statement becomes effective, and thereafter from time to time to furnish to [Name of Agent], as many copies of the Prospectus and the Prospectus Supplement (or of the Prospectus or Prospectus Supplement as amended or supplemented if the Company shall have made any amendments or supplements thereto and documents incorporated by reference therein after the effective date of the Registration Statement) and each Permitted Free Writing Prospectus as [Name of Agent] may reasonably request for so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule); and for so long as this Agreement is in effect, the Company shall prepare and file promptly such amendment or amendments to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as may be necessary to comply with the requirements of Section 10(a)(3) of the Securities Act.

(g)	To furnish or make available to [Name of Agent] during the Term (i) copies of any reports or other communications which the Company shall send to its stockholders or shall from time to time publish or publicly disseminate and (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar form as may be designated by the Commission, and to furnish to [Name of Agent] from time to time during the Term such other information as [Name of Agent] may reasonably request regarding the Company, the Operating Partnership or their subsidiaries, in each case as soon as such reports, communications, documents or information becomes available or promptly upon the request of [Name of Agent], as applicable; provided, however, that the Company, the Operating Partnership and their subsidiaries shall have no obligation to provide [Name of Agent] with any document filed on EDGAR or included on the Company’s Internet website.

(h)	If, at any time during the term of this Agreement, any event shall occur or condition shall exist as a result of which it is necessary in the reasonable opinion of counsel to [Name of Agent] or counsel to the Company, to further amend or supplement the Prospectus or any Permitted Free Writing Prospectus as then amended or supplemented in order that the Prospectus or any such Permitted Free Writing Prospectus will not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, in light of the circumstances existing at the time the Prospectus or any such Permitted Free Writing Prospectus is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, to amend or supplement the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus in order to comply with the requirements of the Securities Act, in the case of such a determination by counsel to the Company, immediate notice shall be given, and confirmed in writing, to [Name of Agent] to cease the solicitation of offers to purchase the Shares in [Name of Agent]’s capacity as agent, and, in either case, the Company shall promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the Securities Act, the Exchange Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement, the Prospectus or any such Permitted Free Writing Prospectus comply with such requirements.

(i)	To timely file such reports pursuant to the Exchange Act in order to generally make available to its security holders an earnings statement (in a form complying with the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act) covering the twelve-month period beginning not later than the first day of the Company’s fiscal quarter next following the “effective date” (as defined in Rule 158) of the Registration Statement.

(j)	To apply the net proceeds from the sale of the Shares in the manner described in the Registration Statement or the Prospectus under the caption “Use of Proceeds.”

(k)	Not to, and to cause its subsidiaries not to, take, directly or indirectly, any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares; provided that nothing herein shall prevent the Company from filing or submitting reports under the Exchange Act or issuing press releases in the ordinary course of business.

(l)

(i) Except as otherwise agreed between the Company and the Agents, to pay all costs, expenses, fees and taxes in connection with (A) the preparation and filing of the Registration Statement (including registration fees pursuant to Rule 456(b)(1)(i) under the Securities Act), the Prospectus, any Permitted Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Agents and to dealers (including costs of mailing and shipment), (B) the registration, issue and delivery of the Shares, (C) the qualification of the Shares for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including the reasonable legal fees and filing fees and other disbursements of counsel to the Agents in connection therewith) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Agents, (D) the listing of the Shares on the NYSE and any registration thereof under the Exchange Act, (E) any filing for review of the public offering of the Shares by the Financial Industry Regulatory Authority, Inc., (F) the fees and disbursements of counsel to the Company and of the Company’s independent registered public accounting firm and (G) the performance of the Company’s other obligations hereunder; provided that the Agents shall be responsible for any transfer taxes on resale of Shares by it, any costs and expenses associated with the sale and marketing of the Shares and fees and disbursements of its counsel other than as specifically provided above or elsewhere in this Agreement.

(ii) If this Agreement is terminated (A) by the Company in accordance with the provisions of Section 8(a) hereof at any time prior to the offer and sale by [Name of Agent], together with all Alternative Agents, of Shares with an aggregate Gross Sales Price of $10,000,000 or (B) by [Name of Agent] in accordance with the provisions of Section 8(b) hereof after 18 months and prior to the offer and sale by [Name of Agent], together with all Alternative Agents, of Shares with an aggregate Gross Sales Price of $10,000,000, to reimburse [Name of Agent] for all of its reasonable fees and disbursements of a single counsel to [Name of Agent], who shall be the same counsel used by any Alternative Agent under any Alternative Distribution Agreement, incurred by it in connection with the offering contemplated by this Agreement; it being understood that in the case of clauses (A) and (B) above in this Section 4(l)(ii), Gross Sales Prices of $10,000,000 includes all offers and sales of Shares under this Agreement, any Terms Agreements, any Alternative Distribution Agreements and any Alternative Terms Agreement; and provided that the Company will not be obligated to reimburse any expenses pursuant to this Section 4(l)(ii) in excess of [Name of Agent]’s pro rata share (based on the Gross Sales Price of Shares sold by each of the Agents as of the date of termination of this Agreement) of up to $150,000 of such fees and disbursements.

(m)	With respect to the offering(s) contemplated hereby, that the Company will not offer shares of its Common Stock or any other securities convertible into or exchangeable or exercisable for shares of the Common Stock in a manner in violation of the Securities Act; the Company will not distribute any offering material in connection with the offer and sale of the Shares, other than the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus and other materials permitted by the Securities Act or the rules and regulations promulgated thereunder.

(n)

During each period commencing on the date of each Transaction Notice and ending at the close of business on the Settlement Date for the related Agency Transaction, the Company shall provide [Name of Agent] notice as promptly as reasonably possible (and, in any event, at least four (4) business days) before it (i)

offers to sell, contracts to sell, sells grants any option to sell or otherwise disposes of any shares of its Common Stock or any securities convertible into, or exercisable or exchangeable for, such shares or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of such shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares or such other securities, in cash or otherwise; provided that such notice shall not be required with respect to (A) the Shares to be sold hereunder or under any Alternative Distribution Agreement, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion, redemption or exchange of a security outstanding at the time such Transaction Notice is delivered, including OP Units, (C) any shares of Common Stock, shares of restricted stock, phantom shares, dividend equivalent rights or other equity-based awards, including LTIP Units in the Operating Partnership, issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Prospectus, (D) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment or stock purchase plan existing at the time such Transaction Notice is delivered, (E) OP Units issued upon conversion of LTIP Units, (F) any shares of Common Stock or securities convertible into or exchangeable or exercisable for shares of Common Stock in connection with acquisitions of real property or real property companies or (G) any shares of Common Stock sold by the Company’s transfer agent to eliminate fractional shares. Any lock-up provisions relating to a Principal Transaction shall be set forth in the applicable Terms Agreement.

(o)	To retain, pursuant to reasonable procedures developed in good faith, copies of each Permitted Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(p)	To use its commercially reasonable efforts to cause the Shares to be listed on the NYSE.

(q)	That it consents to [Name of Agent] trading in the Common Stock for [Name of Agent]’s own account and for the account of its clients at the same time as sales of the Shares occur pursuant to this Agreement.

5. Execution of Agreement. [Name of Agent]’s obligation to execute and deliver this Agreement shall be subject to the satisfaction of the following conditions in connection with, and on the date of, the execution of this Agreement:

(a)	the Company shall have delivered to [Name of Agent]:

(i) an officer’s certificate signed by two of the Company’s executive officers, dated the date of this Agreement, certifying as to the matters set forth in Exhibit C hereto;

(ii) an opinion and negative assurance letter of Goodwin Procter LLP, counsel to the Company, addressed to [Name of Agent] and dated the date of this Agreement, in the form of Exhibit D hereto;

(iii) an opinion of Goodwin Procter LLP, tax counsel to the Company, addressed to [Name of Agent] and dated the date of this Agreement, in the form of Exhibit E hereto;

(iv) a “comfort” letter of Ernst & Young LLP, addressed to the Agents and dated the date of this Agreement, addressing such matters as the Agents may reasonably request;

(v) to the extent required pursuant to Section 2(j) above, a certificate of the chief financial officer of the Company;

(vi) evidence that the Shares have been approved for listing on the NYSE, subject only to notice of issuance, on or before the date hereof;

(vii) a certificate signed by the Company’s corporate secretary, annexing, among other documents, the resolutions duly adopted by the Company’s board of directors, authorizing the Company’s and the Operating Partnership’s execution of this Agreement and the consummation by the Company and the Operating Partnership of the transactions contemplated hereby, including the issuance and sale of the Shares; and

(viii) such other documents as [Name of Agent] shall reasonably request; and

(b)	[Name of Agent] shall have received an opinion and negative assurance letter of Hogan Lovells US LLP, counsel to the Agents, addressed to the Agents and dated the date of this Agreement, addressing such matters as the Agents may reasonably request.

6. Additional Covenants of the Company. The Company and the Operating Partnership further covenant and agree with [Name of Agent] as follows:

(a)	Each acceptance of a Transaction Notice by the Company and each execution and delivery by the Company of a Terms Agreement shall be deemed to be (i) an affirmation that the representations, warranties and agreements of the Company and the Operating Partnership herein contained and contained in any certificate delivered to [Name of Agent] pursuant hereto are true and correct at such Time of Acceptance or the date of such Terms Agreement, as the case may be, and (ii) an undertaking that such representations, warranties and agreements will be true and correct on any applicable Time of Sale and Settlement Date, as though made at and as of each such time (it being understood that such representations, warranties and agreements shall relate to the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus as amended and supplemented to the time of such Transaction Notice or Terms Agreement, at or before the Time of Sale as the case may be).

(b)	Each time that (i) the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall be amended or supplemented (including, except as noted in the proviso at the end of this Section 6(b), by the filing of any Incorporated Document, but excluding any prospectus supplement filed pursuant to Section 4(b) hereof or an amendment or supplement relating solely to the issuance or offering of securities other than the Shares) or, unless a Transaction Notice is then in effect and has not been suspended or the Settlement Date for any Shares previously sold has not yet occurred, at such later date selected by the Company following such amendment or supplement (but, in any event, no later than the first date and time following such amendment or supplement on which the Company accepts a Transaction Notice or enters into a Terms Agreement), (ii) there is a Principal Settlement Date pursuant to a Terms Agreement, or (iii) otherwise as [Name of Agent] shall reasonably request, provided that [Name of Agent] shall not make such a request during periods that the Company is not and will not be selling any Shares (each date referred to clauses (i), (ii) and (iii) above, a “Bring-Down Delivery Date”), the Company shall, unless [Name of Agent] agrees otherwise, furnish or cause to be furnished to [Name of Agent] a certificate, dated and delivered as of the applicable Bring-Down Delivery Date, of the same tenor as the certificate referred to in Section 5(a)(i) hereof, modified as necessary to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such certificate, or, in lieu of such certificate, a certificate to the effect that the statements contained in the certificate referred to in Section 5(a)(i) hereof furnished to [Name of Agent] are true and correct as of such Bring-Down Delivery Date as though made at and as of such date (except that such statements shall be deemed to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such certificate); provided, however, that the filing of a Current Report on Form 8-K will not constitute a Bring-Down Delivery Date unless (A) (x) such Current Report on Form 8-K is filed at any time during which either a Transaction Notice is binding and the Company has not suspended the use thereof (and prior to the settlement of the Shares specified therein) or a prospectus relating to the Shares is required to be delivered under the Securities Act and (y) [Name of Agent] has reasonably requested that such date be deemed to be a Bring-Down Delivery Date based upon the event or events reported in such Current Report on Form 8-K or (B) such Current Report on Form 8-K is required pursuant to Section 2(j).

(c)

Each Bring-Down Delivery Date, the Company shall, unless [Name of Agent] agrees otherwise, cause to be furnished to [Name of Agent] (A) the written opinion and negative assurance letter of Goodwin Procter LLP, counsel to the Company, and (B) the written opinion of Goodwin Procter LLP, tax counsel to the Company, each dated and delivered as of the applicable Bring-Down Delivery Date, of the same tenor as the opinions and letter referred to in Section 5(a)(ii)

and Section 5(a)(iii) hereof, respectively, but modified as necessary to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such opinions and letter, or, in lieu of such opinions and letter, such counsel shall furnish [Name of Agent] with letters substantially to the effect that [Name of Agent] may rely on the opinions and letter referred to in Sections 5(a)(ii) and 5(a)(iii), furnished to [Name of Agent], to the same extent as though they were dated the date of such letters authorizing reliance (except that statements in such last opinions shall be deemed to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such letters authorizing reliance).

(d)	Each Bring-Down Delivery Date, the Company shall, unless [Name of Agent] agrees otherwise, cause Ernst & Young LLP to furnish to [Name of Agent] a “comfort” letter, dated and delivered as of the applicable Bring-Down Delivery Date, of the same tenor as the letter referred to in Section 5(a)(iv) hereof, but modified to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the date of such letter.

(e)	Each Bring-Down Delivery Date, to the extent required pursuant to Section 2(j) above, the Company shall, unless [Name of Agent] agrees otherwise, cause to be furnished to [Name of Agent] a certificate of the chief financial officer of the Company of the same tenor as the certificate referred to in Section 2(j).

(f)	(i) No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission at the time the Company accepts a Transaction Notice; the Prospectus and each Permitted Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of a Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act); and all requests by the Commission for additional information shall have been complied with to the satisfaction of [Name of Agent] and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, will have occurred and be in effect at the time the Company accepts a Transaction Notice; and (ii) the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading at the time the Company accepts a Transaction Notice.

(g)

The Company shall reasonably cooperate with any reasonable due diligence review requested by [Name of Agent] or its counsel from time to time in connection with the transactions contemplated hereby or any Terms Agreement, including, without limitation, (i) at the commencement of each intended Purchase Date and any Time of Sale or Settlement Date, making available appropriate corporate officers of the Company and, upon reasonable request, representatives of Ernst & Young LLP for an update on diligence matters with representatives of [Name of Agent] and (ii) at each Bring-Down Delivery Date or otherwise as [Name of Agent] may reasonably request, providing information and making available documents and appropriate corporate officers of the Company and representatives of Ernst & Young LLP for one or more due diligence sessions with representatives of [Name of Agent] and its counsel.

(h)	To the extent required under applicable law, the Company shall disclose, in its quarterly reports on Form 10-Q, in its annual report on Form 10-K and/or, at the Company’s option, in prospectus supplements to be filed by the Company from time to time, the number of the Shares sold through the Agents under this Agreement and any Terms Agreement, the net proceeds to the Company from the sale of the Shares and the compensation paid by the Company with respect to sales of the Shares pursuant to this Agreement during the relevant quarter or such shorter period determined by the Company, as the case may be.

All opinions, letters and other documents referred to in Sections 6(b) through (d) above shall be reasonably satisfactory in form and substance to [Name of Agent]. [Name of Agent] will provide the Company with such notice (which may be oral, and in such case, will be confirmed via e-mail or facsimile as soon as reasonably practicable thereafter) as is reasonably practicable under the circumstances when requesting an opinion, letter or other document referred to in Sections 6(b) through (d) above.

7. Conditions of [Name of Agent]’s Obligation. [Name of Agent]’s obligation to solicit purchases on an agency basis for the Shares or otherwise take any action pursuant to a Transaction Notice that has been accepted by the Company and to purchase the Shares pursuant to any Terms Agreement shall be subject to the satisfaction of the following conditions:

(a)	At the Time of Acceptance, at the time of the commencement of trading on the NYSE on the Purchase Date(s) and at the relevant Time of Sale and Agency Settlement Date, or with respect to a Principal Transaction pursuant to a Terms Agreement, at the time of execution and delivery of the Terms Agreement by the Company and at the relevant Time of Sale and Principal Settlement Date:

(i) The representations, warranties and agreements on the part of the Company and the Operating Partnership herein contained or contained in any certificate of an officer or officers of the Company delivered pursuant to the provisions hereof shall be true and correct in all respects.

(ii) The Company shall have performed and observed its covenants and other obligations hereunder and/or under any Terms Agreement, as the case may be, in all material respects.

(iii) In the case of an Agency Transaction, from the Time of Acceptance until the Agency Settlement Date, or, in the case of a Principal Transaction pursuant to a Terms Agreement, from the time of execution and delivery of the Terms Agreement by the Company until the Principal Settlement Date, trading in the Common Stock on the NYSE shall not have been suspended.

(iv) From the date of this Agreement, no event or condition of a type described in Section 3(f) hereof shall have occurred or shall exist, which event or condition is not described in any Permitted Free Writing Prospectus (excluding any amendment or supplement thereto) or the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the reasonable judgment of [Name of Agent] makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the applicable Settlement Date on the terms and in the manner contemplated by this Agreement or any Terms Agreement, as the case may be, any Permitted Free Writing Prospectus and the Prospectus.

(v) Subsequent to the relevant Time of Acceptance, (A) no downgrading shall have occurred in the rating accorded any securities of or guaranteed by the Company, the Operating Partnership or any of their subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act and (B) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any securities of or guaranteed by the Company, the Operating Partnership or any of their subsidiaries (other than an announcement with positive implications of a possible upgrading) in each case that is not disclosed in the Prospectus or any Permitted Free Writing Prospectus issued prior to any related Time of Sale.

(vi) The Shares to be issued pursuant to the Transaction Notice or pursuant to a Terms Agreement, as applicable, shall have been approved for listing on the NYSE, subject only to notice of issuance.

(vii) (A) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the relevant Settlement Date, prevent the issuance or sale of the Shares and (B) no injunction or order of any federal, state or foreign court shall have been issued that would, as of the relevant Settlement Date, prevent the issuance or sale of the Shares.

(viii) (A) No order suspending the effectiveness of the Registration Statement shall be in effect, no proceeding for such purpose or pursuant to Section 8A of the Securities Act shall be pending before or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement pursuant to Rule 401(g)(2) under the Securities Act shall have been received by the Company; (B) the Prospectus and each Permitted Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of any Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act); (C) all requests by the Commission for additional information shall have been complied with to the satisfaction of [Name of Agent]; and (D) no suspension of the qualification of the Shares for offering or sale in any jurisdiction, and no initiation or threatening of any proceedings for any of such purposes, will have occurred and be in effect. The Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading at the time the Company accepts a Transaction Notice.

(ix) No amendment or supplement to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall have been filed to which [Name of Agent] shall have reasonably objected in writing.

(b)	At every Bring-Down Delivery Date, [Name of Agent] shall have received the officer’s certificates, opinions and negative assurance letters of counsel, “comfort” letters, and to the extent required by Section 2(j), the chief financial officer’s certificates, and other documents provided for under Sections 6(b) through (d), inclusive.

8. Termination.

(a)	(i) The Company may terminate this Agreement in its sole discretion at any time upon prior written notice to [Name of Agent]. Any such termination shall be without liability of any party to any other party, except that (A) with respect to any pending sale, the obligations of the Company, including in respect of compensation of [Name of Agent], shall remain in full force and effect notwithstanding such termination; and (B) the provisions of Sections 3, 4 (except that if no Shares have been previously sold hereunder or under any Terms Agreement, only Section 4(l)), 9, 13, 14, 15 and 18 of this Agreement shall remain in full force and effect notwithstanding such termination.

(ii) In the case of any sale by the Company pursuant to a Terms Agreement, the obligations of the Company pursuant to such Terms Agreement and this Agreement may not be terminated by the Company without the prior written consent of [Name of Agent].

(b)	(i) [Name of Agent] may terminate this Agreement in its sole discretion at any time upon giving prior written notice to the Company. Any such termination shall be without liability of any party to any other party, except that the provisions of Sections 3, 4 (except that if no Shares have been previously sold hereunder or under any Terms Agreement, only Section 4(l)), 9, 13, 14, 15 and 18 of this Agreement shall remain in full force and effect notwithstanding such termination.

(ii) In the case of any purchase by [Name of Agent] pursuant to a Terms Agreement, the obligations of [Name of Agent] pursuant to such Terms Agreement shall be subject to termination at any time prior to or at the Principal Settlement Date, if, (A) since the time of execution of the Terms Agreement or the respective dates as of which information is given in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, (i) trading generally shall have been materially suspended or materially limited on or by, as the case may be, any of the NYSE or the NASDAQ Stock Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either federal or New York state authorities, (iv) there shall have occurred any attack on, or outbreak or escalation of hostilities or act of terrorism involving, the United States, or any change in financial markets or any calamity or crisis that, in each case, in [Name of Agent]’s judgment, is material and adverse or (v) any material disruption of settlements of securities or clearance services in the United States that would materially impair settlement and clearance with respect to the Shares and (B) in the case of any of the events specified in clauses (A)(i) through (v), such event singly or together with any other such event specified in clauses (A)(i) through (v) makes it, in [Name of Agent]’s judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus. If [Name of Agent] elects to terminate its obligations pursuant to this Section 8(b)(ii), the Company shall be notified promptly in writing.

(c)	This Agreement shall remain in full force and effect until the earlier of (A) termination of this Agreement pursuant to Section 8(a) or 8(b) above or otherwise by mutual written agreement of the parties, (B) such date that the Maximum Amount of Shares have been sold in accordance with the terms of this Agreement, any Terms Agreement, any Alternative Distribution Agreement and any Alternative Terms Agreement and (C) the third anniversary of the date of this Agreement, in each case except that the provisions of Section 3, 4 (except that if no Shares have been previously sold hereunder or under any Terms Agreement, only Section 4(l)), 9, 13, 14, 15 and 18 of this Agreement shall remain in full force and effect notwithstanding such termination.

(d)	Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by [Name of Agent] or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall settle in accordance with the provisions of Section 2 hereof.

9. Indemnity and Contribution.

(a)

The Company and the Operating Partnership, jointly and severally, agree to indemnify and hold harmless [Name of Agent], its affiliates, directors and officers and each person, if any, who controls [Name of Agent] within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable out of pocket legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred) that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Permitted Free Writing Prospectus (or any amendment or supplement thereto) or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to [Name of Agent] furnished to the Company in writing by or on behalf of [Name of Agent] expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto) or any Permitted Free Writing Prospectus (it being understood that such information consists solely of the information specified in Section 9(b)).

(b)	[Name of Agent] agrees to indemnify and hold harmless the Company and the Operating Partnership and each of the Company’s directors, each of the Company’s officers who signed the Registration Statement and each person, if any, who controls the Company or the Operating Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in Section 9(a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to [Name of Agent] furnished to the Company in writing by or on behalf of [Name of Agent] expressly for use in the Registration Statement, the Basic Prospectus, the Prospectus (or any amendment or supplement thereto), any Permitted Free Writing Prospectus, it being understood and agreed upon that such information shall consist solely of the following: [Name of Agent]’s name and the third sentence of the second paragraph, the third paragraph and the first and second sentence of the eighth paragraph under the heading “Plan of Distribution” in the Prospectus Supplement.

(c)

If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either Section 9(a) or 9(b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an

Indemnified Person otherwise than under this Section 9. In the case of parties indemnified pursuant to Section 9(a) above, counsel to the Indemnified Person shall be selected by [Name of Agent], and, in the case of parties indemnified pursuant to Section 9(b) above, counsel to the Indemnified Person shall be selected by the Company. An Indemnifying Person may participate at its own expense in the defense of any such action; provided, however, that counsel to the Indemnifying Person shall not (except with the consent of the Indemnified Person) also be counsel to the Indemnified Person. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for [Name of Agent], its affiliates, directors and officers and any control persons of [Name of Agent] shall be designated in writing by [Name of Agent] and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person. If at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel, such Indemnifying Person agrees that it shall be liable for any settlement of the nature contemplated by this Section 9(c) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such Indemnifying Person of the aforesaid request, (ii) such Indemnifying Person shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such Indemnifying Person shall not have reimbursed such Indemnified Person in accordance with such request prior to the date of such settlement.

(d)

If the indemnification provided for in Sections 9(a) and 9(b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such Sections, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership, on the one hand, and [Name of Agent], on the other, from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Operating Partnership, on the one hand, and [Name of Agent], on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Operating Partnership, on the one hand, and [Name of Agent], on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company and the Operating Partnership from the sale of the Shares and the total underwriting discounts and commissions received by [Name of Agent] in connection therewith bear to the aggregate Gross Sales Price. The relative fault of the Company and the Operating Partnership, on the one hand, and [Name of Agent], on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and Operating Partnership, on the one hand, or by [Name of Agent], on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)	The Company, the Operating Partnership and [Name of Agent] agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in Section 9(d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 9, in no event shall [Name of Agent] be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by [Name of Agent] with respect to the offering of the Shares exceeds the amount of any damages that [Name of Agent] has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f)	The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

10. Notices. All notices and other communications under this Agreement and any Terms Agreement shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of communication, and, if to [Name of Agent],

shall be sufficient in all respects if delivered or sent to [                    ], and, if to the Company and the Operating Partnership, shall be sufficient in all respects if delivered or sent to the Company and the Operating Partnership at the offices of the Company and the Operating Partnership at 518 17th Street, Suite 800, Denver, Colorado 80208, attention of Matthew T. Murphy, with a copy to Goodwin Procter LLP, 53 State Street, Boston, Massachusetts 02109, attention of Daniel P. Adams (fax no. 617-523-1231). Notwithstanding the foregoing, Transaction Notices shall be delivered to the Company via e-mail to Matthew T. Murphy at mmurphy@dctindustrial.com, with copies to John G. Spiegleman at jspiegleman@dctindustrial.com, and receipt confirmed by telephone at (303) 953-3851, and an acceptance of a Transaction Notice shall be delivered to [Name of Agent] via facsimile (facsimile number [                    ]) or e-mail to [                    ], and receipt confirmed by telephone at [                    ].

11. No Fiduciary Relationship. Each of the Company and the Operating Partnership acknowledges and agrees that [Name of Agent] is acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Operating Partnership with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, the Operating Partnership or any other person. Additionally, [Name of Agent] is not advising the Company, the Operating Partnership or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the Operating Partnership shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigations and appraisals of the transactions contemplated hereby, and [Name of Agent] shall have no responsibility or liability to the Company or the Operating Partnership with respect thereto. Any review by [Name of Agent] of the Company, the Operating Partnership, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of [Name of Agent] and shall not be on behalf of the Company or the Operating Partnership.

12. Adjustments for Stock Splits. The parties acknowledge and agree that all share related numbers contained in this Agreement and any Transaction Notice shall be adjusted to take into account any stock split or reverse stock split effected with respect to the Shares.

13. Governing Law; Construction.

(a)	This Agreement, any Terms Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement or any Terms Agreement (each a “Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York.

(b)	The Section headings in this Agreement and any Terms Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement or any Terms Agreement.

14. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District

of New York, which courts shall have exclusive jurisdiction over the adjudication of such matters, and the Company and the Operating Partnership consent to the jurisdiction of such courts and personal service with respect thereto. Each of [Name of Agent] and the Company, on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates, and the Operating Partnership waives all right to trial by jury in any action, proceeding or counterclaim, whether based upon contract, tort or otherwise, in any way arising out of or relating to this Agreement. The Company and the Operating Partnership agree that a final and non-appealable judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and the Operating Partnership and may be enforced in any other courts in the jurisdiction of which the Company and the Operating Partnership are or may be subject, by suit upon such judgment.

15. Parties in Interest. The agreements set forth herein and in any Terms Agreement have been and are made solely for the benefit of [Name of Agent], the Company and the Operating Partnership and, to the extent provided in Section 9 hereof, the controlling persons, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from [Name of Agent]) shall acquire or have any right under or by virtue of this Agreement or any Terms Agreement.

16. Counterparts. This Agreement and any Terms Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

17. Successors and Assigns. This Agreement shall be binding upon [Name of Agent], the Company and the Operating Partnership and their respective successors and assigns and any successor or assign of any substantial portion of the Company’s, the Operating Partnership’s and [Name of Agent]’s respective businesses and/or assets.

18. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Operating Partnership and [Name of Agent] contained in this Agreement or made by or on behalf of the Company, the Operating Partnership or [Name of Agent] pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Operating Partnership or [Name of Agent].

19. Certain Defined Terms. For purposes of this Agreement, except where otherwise expressly provided, the terms “affiliate” and “significant subsidiary” have the meanings ascribed thereto in Rule 405 under Securities Act.

20. Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

21. Miscellaneous. [Name of Agent], an indirect, wholly owned subsidiary of [                    ], is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of

[                    ]. Because [Name of Agent] is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by [Name of Agent] are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency of [                    ], and are not otherwise an obligation or responsibility of a branch or agency of [                    ].

A lending affiliate of [Name of Agent] may have lending relationships with issuers of securities underwritten or privately placed by [Name of Agent]. To the extent required under the securities laws, prospectuses and other disclosure documents for securities underwritten or privately placed by [Name of Agent] will disclose the existence of any such lending relationships and whether the proceeds of the issue will be used to repay debts owed to affiliates of [Name of Agent].

[Name of Agent] and one or more of its affiliates may make markets in the Common Stock or other securities of the Company, in connection with which they may buy and sell, as agent or principal, for long or short account, shares of the Common Stock or other securities of the Company, at the same time that [Name of Agent] is acting as agent pursuant to this Agreement; provided that [Name of Agent] acknowledges and agrees that any such transactions are not being, and shall not be deemed to have been, undertaken at the request or direction of, or for the account of, the Company, and that the Company has and shall have no control over any decision by [Name of Agent] and its affiliates to enter into any such transactions.

If the foregoing correctly sets forth the understanding among the Company, the Operating Partnership and [Name of Agent], please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement among the Company, the Operating Partnership and [Name of Agent].

Very truly yours,

DCT INDUSTRIAL TRUST INC.

By:
Name:
Title:

DCT INDUSTRIAL OPERATING PARTNERSHIP LP

By: DCT Industrial Trust Inc., its General Partner

By:
Name:
Title:

Accepted and agreed to as of the date first above written:

[NAME OF AGENT]

By:
Name:
Title: